Exhibit 10.78

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                                           EXECUTION COPY
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                             NOTE PURCHASE AGREEMENT


           This Note Purchase Agreement (the "AGREEMENT"), dated as of September 4, 2003, is by and among SCP Private Equity Partners II, L.P. ("SELLER") and WCORP, Inc. ("PURCHASER"), a wholly owned subsidiary of Insci Corp. ("Insci").

                              W I T N E S S E T H:

           WHEREAS, the Seller is the holder of certain Demand Promissory Notes set forth on Schedule I attached hereto in the aggregate amount of $1,500,000 ("Notes") made by Webware Corporation ("Webware"), all of which are secured by a lien upon all the assets of Webware, as provided in the Notes; and

           WHEREAS, Purchaser wishes to purchase the Notes from the Seller on the terms and subject to the conditions set forth herein;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                                    THE NOTE

           SECTION 1.1 SALE AND PURCHASE OF THE NOTE. Upon satisfaction of the conditions precedent set forth hereinafter, Seller agrees to sell the Notes to Purchaser, and Purchaser agrees to purchase the Notes from Seller.

           SECTION 1.2 PURCHASE PRICE. The purchase price for the Notes shall be $15,000 cash ("Cash Purchase Price").

           SECTION 1.3 CLOSING. The closing of the purchase and sale of the Notes (the "Closing") shall be held at Building 300, 435 Devon Park Drive, Wayne, PA, or at any other place and at such time after satisfaction of the conditions precedent set forth hereinafter to which the Seller and the Purchaser may agree. At the Closing, the Seller will cause the Notes, duly endorsed, to be delivered to the Purchaser against payment of the Cash Purchase Price to the Seller by wire transfer of immediately available funds to such account as the Seller may specify in writing.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

           Seller represents and warrants to the Purchaser as follows:




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           SECTION 2.1 TITLE TO NOTE/ OUTSTANDING BALANCE UNDER NOTE. Seller
holds the Notes free and clear of any and all liens, security interests or pledges of any kind ("Liens"). No payment has been received by Seller on account of the principal or accrued interest under any of the Notes.

           SECTION 2.2 POWER AND AUTHORITY OF SELLER. Seller has all requisite power and authority to execute, deliver and perform this Agreement and to endorse and deliver the Notes and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) is subject to general principles of equity.

           SECTION 2.3 ABSENCE OF CONFLICTING AGREEMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with, or constitute a violation of, any judgment, injunction, order or decree binding upon or applicable to Seller, (ii) conflict with, or constitute a violation of, any agreement to which Seller is a party or by which Seller is bound, or (iii) result in the creation or imposition of any Lien on any of the Notes.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

           Purchaser represents and warrants to the Seller as follows:

           SECTION 3.1 INVESTMENT PURPOSE. The Notes will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

           SECTION 3.2 POWER AND AUTHORITY. Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) is subject to general principles of equity.

           SECTION 3.5 ABSENCE OF CONFLICTING AGREEMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with, or constitute a violation of, any judgment, injunction, order or decree binding upon or applicable to Purchaser or Insci, (ii) require any consent, approval or other action by any third party, or (iii) contravene or conflict with, or constitute a violation of, any agreement to which Purchaser or Insci is a party or by which Purchaser or Insci is bound.



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                                   ARTICLE 4.

                            COVENANTS OF THE PARTIES

           SECTION 4.1 FURTHER ASSURANCES. At any time or from time to time after the Closing, the Seller and Purchaser shall, at the reasonable request and expense of the other party or its counsel, execute and deliver any further instruments or documents and take all such further action in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

           SECTION 4.2 NO OTHER REPRESENTATIONS OR WARRANTIES. Except as set forth in this Agreement, no party is making, or is relying on, any express or implied representations or warranties relating to any party or to the consummation of the transactions contemplated hereby. Purchaser is making its decision to consummate the purchase of the Notes described herein on the basis of its due diligence investigation of Webware and not on any representation, warranty, statement or information made or communicated (orally or in writing) by Seller or any affiliate, representative or agent thereof, other than as set forth in this Agreement. The representations and warranties made by Seller and Purchaser in Article 2 and 3, respectively, shall survive the Closing and the delivery of the Notes.

           SECTION 4.3 CONFIDENTIALITY. Purchaser agrees to keep this Agreement and its terms in strict confidence and will not publish, disclose, communicate, or otherwise in any way make known to others (whether persons or entities) the nature, terms, or specifics of this Agreement or the claims or negotiations resulting in this Agreement; provided, however, that non-disclosure obligations set forth herein shall not apply to the extent that Purchaser is required by law to disclose any such information, including any required SEC filings by Insci.


                                    ARTICLE 5

                              CONDITIONS TO CLOSING

           SECTION 5.1 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to the satisfaction, at or before Closing, of the following conditions:

           (i) The Diablo Management Group as Assignee for Benefit of Creditors ("ABC") from Webware has agreed to the treatment of Seller's secured claim against Webware as set forth in the Term Sheet dated August __, 2003 between Seller and Insci attached hereto as Exhibit A ("Insci Term Sheet"), and to the payment of $____________ ("Cash Consideration") directly by Insci to Seller as set forth therein; and

           (ii) As of the 151st day after the general assignment contemplated in the term sheet between Insci and ABC dated August __, 2003 attached hereto as Exhibit B ("ABC Term Sheet"), neither: (a) a voluntary or involuntary petition for relief under the United States Bankruptcy Code has been filed with respect to Webware, its assigns or successors; nor (b) any litigation has been commenced by any of the creditors of Webware against the



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           ABC, Seller, Webware, Insci or Purchaser, or by anyone to restrain or prohibit the consummation of the transactions contemplated under the Insci Term Sheet or the ABC Term Sheet ; and there shall be no effective court order restraining or prohibiting the consummation of any of the transactions contemplated thereby;

           (iii) Purchaser has delivered to Seller shares in Insci with an aggregate value of $_________; and Seller has received the Cash Consideration and the Cash Purchase Price from Purchaser; and

           (iv)The representations and warranties of Purchaser shall be true and correct in all material respects and if so requested, Seller shall have received a certificate, executed by an officer of the Purchaser, dated as of the Closing, to the foregoing effect and as to such other matters as may be reasonably requested by Seller.

           SECTION 5.2 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser under this Agreement are subject to the satisfaction at Closing, of the following conditions:

           (i)The representations and warranties of Seller shall be true and correct in all material respects and if so requested, Purchaser shall have received a certificate, executed by an principal of the Seller, dated as of the Closing, to the foregoing effect; and

           (ii)Seller shall tender the Notes, duly endorsed to Purchaser.


                                    ARTICLE 6

                                  MISCELLANEOUS

           SECTION 6.1 EXPENSES. Each party hereto shall pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

           SECTION 6.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail, with postage prepaid or
(iii) sent by next-day or overnight mail or delivery or sent by telecopy, as follows:
                    (a) if to Seller, to:   SCP Private Equity Partners II, L.P.
                                            Building 300
                                            435 Devon Park Drive
                                            Wayne, PA 19087
                                            Attn: Charles C. Freyer
                                            Fax: 610-975-9546

                    (b) if to the Purchaser, to:


or, in each case, at such other address as may be specified in writing to the other parties hereto.

           All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by certified





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or registered mail, on the third business day after the mailing thereof, (iii)
if by next-day or overnight mail or delivery, on the day delivered and (iv) if by telecopy, on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered mail.

           SECTION 6.3 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within such jurisdiction.

           SECTION 6.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each of the other parties hereto.

           SECTION 6.5 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

           SECTION 6.6 AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

           SECTION 6.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

           SECTION 6.8 COUNTERPARTS; FACSIMILE. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The reproduction of signatures by means of telecopying device shall be treated as though such reproductions are executed originals.





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IN WITNESS WHEREOF, Purchaser and the Sellers have caused this Agreement to be executed and delivered by the undersigned duly authorized officers as of the day and year first above written.

PURCHASER:                             SELLER:

WCORP, Inc.                      SCP Private Equity Partners II, L.P.
                                 By: SCP Private Equity II General Partner, L.P.
                                 By: SCP Private Equity II, LLC


By:        /S/ HENRY F. NELSON         By:       ____________________
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Name:      Henry F. Nelson             Name:     ____________________
Title:     Chief Executive Officer     Title:    ____________________












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                                   SCHEDULE I





DATE OF NOTE                                          AMOUNT OF NOTE
------------                                          --------------

August 19, 2002                                        $1,000,000

May 28, 2003                                           $  300,000

September 13, 2002                                     $  200,000















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